Exhibit 4.9

FORM OF WARRANT AGENCY AGREEMENT

WARRANT AGENCY AGREEMENT, dated as of [_____________], 2023 (this “Agreement”), by and between Cazoo Group Ltd, a Cayman Islands exempted company (the “Company”), and Equiniti Trust Company, LLC, a New York limited liability company (“Equiniti” or the “Warrant Agent”).

WHEREAS, in connection with the distribution on the date hereof by the Company of its Tranche 2 Warrants to purchase up to [______________] of the Company’s Class A ordinary shares (the “Class A Shares”) (the “Warrants” or the “New Tranche 2 Warrants”), subject to adjustment as provided herein, the Company desires to issue the Warrants in book-entry form entitling the respective holders of the Warrants upon the terms and subject to the conditions set forth in this Agreement and in the Warrant Certificates (as defined herein) attached hereto;

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-1 (File No. 333-274807) (as the same may be amended or supplemented from time to time, the “Registration Statement”) for the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of the Warrants and the Class A Shares issuable upon exercise of the Warrants, and the Registration Statement was declared effective by the SEC on [______________], 2023;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in accordance with the terms set forth in this Agreement in connection with the issuance, registration, transfer, exchange, exercise and replacement of the Warrants and, in the Warrant Agent’s capacity as the Company’s transfer agent, the delivery of the Warrant Shares (as defined herein); and

WHEREAS, the Company desires to provide for the provisions of the Warrants, the terms upon which they will be issued and exercised, and the respective rights, limitation of rights and immunities of the Company, the Warrant Agent and the holders of the Warrants, as applicable.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Close of Business” on any given date means 5:00 p.m., prevailing Eastern time, on such date; provided, however, that if such date is not a Business Day it means 5:00 p.m., prevailing Eastern time, on the next succeeding Business Day.

“Person” means an individual, corporation, exempted company association, partnership, limited liability company, joint venture, trust, unincorporated organization, government or political subdivision thereof or governmental agency or other entity.

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Class A Shares as in effect on the date of delivery of the Notice of Exercise.

“Trading Day” means any day on which the Class A Shares is traded on the Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Class A Shares is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Class A Shares is then listed or quoted on a Trading Market, the daily volume weighted average price of the Class A Shares for such date (or the nearest preceding date) on the Trading Market on which the Class A Shares is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Class A Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Class A Shares is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Class A Shares are then reported in the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Class A Shares so reported, or (d) in all other cases, the fair market value of a Class A Share as set forth in the most recent Equity Value Determination as defined in the Definitive Certificate (as defined herein).

“Warrant Shares” means the Class A Shares issuable upon exercise of the Warrants.

Section 2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company with respect to the Warrants in accordance with the express terms and conditions hereof (and no implied terms and conditions), and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions of this Agreement (and no implied terms or conditions).

Section 3. Form of Warrants.

a. Global Certificate. The Warrants will be registered securities in book-entry form and will initially be evidenced by a global certificate in the form of Exhibit A (the “Global Certificate”) attached to this Agreement, which shall be deposited on behalf of the Company with a custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC. If DTC subsequently ceases to make its book-entry settlement system available for the Warrants, the Company shall instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Company shall instruct the Warrant Agent to provide written instructions to DTC to deliver to the Warrant Agent for cancellation the Global Certificate, and the Company shall instruct the Warrant Agent to deliver to DTC separate certificates in the form attached hereto as Exhibit B evidencing the Warrants (each a “Definitive Certificate” and, together with the Global Certificate, the “Warrant Certificates”) registered as requested through the DTC system. The Definitive Certificates, together with the form of election to purchase Class A Shares (the “Notice of Exercise”) and the form of assignment to be printed on the reverse thereof, shall be substantially in the form of Exhibit B attached hereto.

b. Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants, which Warrant Register will be maintained in the United States.

c. Issuance of Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue the Global Certificates and deliver the Warrants in the DTC book-entry settlement system in accordance with written instructions delivered to the Warrant Agent by the Company. Ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained (i) by DTC and (ii) by institutions that have accounts with DTC (each, a “Participant”). If the Company so elects, a Holder will be permitted to elect at any time or from time to time a Warrant Exchange (as defined herein) pursuant to a Warrant Certificate Request Notice (as defined herein). If the Company has so elected, then upon written notice by a Holder to the Warrant Agent and the Company for the exchange of some or all of such Holder’s Warrants held in book-entry form for a Definitive Certificate evidencing the same number of Warrant Shares, which request shall be in the form attached hereto as Annex A (such notice, the “Warrant Certificate Request Notice” and the date of delivery of such Warrant Certificate Request Notice by the Holder, the “Warrant Certificate Request Notice Date” and the actual surrender upon delivery by the Holder of a number of Warrants in the DTC book-entry settlement system for the same number of Warrants evidenced by a Definitive Certificate, a “Warrant Exchange”), the Warrant Agent shall, as promptly as practicable, effect the Warrant Exchange and shall promptly issue and deliver (or cause to be delivered) to the Holder a Definitive Certificate for such number of Warrant Shares in the name set forth in the Warrant Certificate Request Notice. Such Definitive Certificate will be dated the original issue date of the Warrants, will be executed manually or by facsimile or electronic signature by an authorized signatory of the Company and will be in the form attached hereto as Exhibit B. In no event shall the Warrant Agent be liable for the Company’s failure to deliver the Warrant Certificate. The Company agrees that, upon the date of delivery of the Warrant Certificate Request Notice, the Holder shall be deemed to be the holder of the Definitive Certificate and, notwithstanding anything to the contrary set forth herein, the Definitive Certificate shall be deemed for all purposes to contain all of the terms and conditions of the Warrants evidenced by such Definitive Certificate and the terms of this Agreement. A party requesting a Warrant Exchange must provide to the Warrant Agent any evidence of authority that may reasonably be required by the Warrant Agent or the Company.

d. Beneficial Owner; Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent shall deem and treat the person in whose name that Warrant shall be registered on the Warrant Register (each a “Holder” and, collectively, the “Holders,” which terms include a given Holder’s transferees, successors and assigns and, if the Warrants are held in “street name,” the applicable Participant) as the absolute owner of such Warrant for purposes of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by DTC governing the exercise of the rights of a holder of a beneficial interest in any Warrant. The rights of beneficial owners in a Warrant evidenced by the Global Certificate shall be exercised by the Holder or a Participant through the DTC system, except to the extent set forth herein or in the Global Certificate.

e. Execution. The Warrant Certificates shall be executed on behalf of the Company by any authorized officer of the Company (an “Authorized Officer”), which need not be the same authorized signatory for all of the Warrant Certificates, either manually or by facsimile or electronic signature. The Warrant Certificates shall be countersigned, either manually or by facsimile signature, by an authorized signatory of the Warrant Agent, which need not be the same signatory for all of the Warrant Certificates, and no Warrant Certificate shall be valid for any purpose unless so countersigned. In case any Authorized Officer of the Company that signed any of the Warrant Certificates ceases to be an Authorized Officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any other person who, at the actual date of the execution of such Warrant Certificate, shall be an Authorized Officer of the Company authorized to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such an Authorized Officer.

f. Registration of Transfer. Subject to the provisions of the Warrants, at any time prior to Close of Business on the Termination Date (as defined herein), a transfer of any Warrants may be registered and any Warrant Certificate or Warrant Certificates may be split up, combined or exchanged for another Warrant Certificate or Warrant Certificates evidencing the same number of Warrants as the Warrant Certificate or Warrant Certificates surrendered. Any Holder desiring to register the transfer of Warrants or to split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender to the Warrant Agent the Warrant Certificate or Warrant Certificates evidencing the Warrants the transfer of which is to be registered or that is or are to be split up, combined or exchanged together with any required form of assignment and certificate duly executed and properly completed by such Holder at the office or offices of the Warrant Agent designated for such purpose and, in the case of registration of transfer, shall provide a signature guarantee (a “Signature Guarantee”) from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association and such other documentation as the Warrant Agent may reasonably request. Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company and the Warrant Agent may require payment, by the Holder requesting a registration of transfer of Warrants or a split-up, combination or exchange of a Warrant Certificate (but, for purposes of clarity, not upon the exercise of the Warrants and issuance of Warrant Shares to the Holder), of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with such registration of transfer, split-up, combination or exchange, together with reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

g. Loss, Theft and Mutilation of Warrant Certificates. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security in customary form and amount satisfactory to the Warrant Agent, and satisfaction of any other reasonable requirements, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Warrant Agent shall, on behalf of the Company, countersign and deliver a new Warrant Certificate of like tenor to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated. The Warrant Agent may charge the Holder an administrative fee for processing the replacement of lost Warrant Certificates, which shall be charged only once in instances where a single surety bond obtained covers multiple certificates. The Warrant Agent may receive compensation from the surety companies or surety agents for administrative services provided to them.

h. Proxies. The Holder of a Warrant may grant proxies or otherwise authorize any person, including the Participants and beneficial holders that may own interests through the Participants, to take any action that a Holder is entitled to take under this Agreement or the Warrants; provided, however, that at all times that Warrants are evidenced by a Global Certificate, exercise of those Warrants shall be effected on their behalf by Participants through DTC in accordance with the procedures administered by DTC.

Section 4. Terms and Exercise of Warrants.

a. Initial Exercise Price. Each Warrant will entitle the Holder thereof, subject to the provisions of the applicable Warrant Certificate and of this Agreement, to purchase from the Company the number of Class A Shares, stated therein or recorded as a book-entry position in the Warrant Register, at the initial exercise price of $[______] per whole share, subject to the subsequent adjustments provided by Section 5 hereof and Section 3 of the Definitive Certificate. The term “Exercise Price” as used in this Agreement refers to the price per share at which Class A Shares may be purchased at the time a Warrant is exercised.

b. Exercisability and Duration of Warrants. The Warrants have a five-year term that commences on the date of this Agreement (the “Issue Date”) and ends at the Close of Business on the five year anniversary of the date of issuance (the “Termination Date”; provided that, if the Termination Date is not a Business Day, then the Termination Date will be the next succeeding Business Day). Each Warrant not exercised before the Close of Business on the Termination Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the Close of Business on the Termination Date. The Warrants will become exercisable as and to the extent provided in the Definitive Certificate.

c. Notice of Exercisability. The Company shall promptly provide notice to the Warrant Agent of the Exercisability Date (as defined in the Definitive Certificate), and shall further cause related notice to be given to the Holders of the Exercisability Date as and to the extent provided in the Definitive Certificate.

d. Exercise of Warrants.

i. Exercise and Payment.

1. Exercise Procedures. Subject to the provisions of this Agreement and the Warrant Certificates, a Holder of a Definitive Certificate may exercise Warrants evidenced by such Definitive Certificate by delivering to the Warrant Agent a duly executed Notice of Exercise in the form annexed to the Warrant Certificate, in accordance with the procedures of the Warrant Agent and DTC as they may be in effect from time to time. Notwithstanding any other provision in this Agreement, a Holder whose interest in a Warrant is a beneficial interest in a Global Certificate held in book-entry form through DTC (or another established clearing corporation performing similar functions), shall effect exercises by delivering to DTC (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that are required by DTC (or such other clearing corporation, as applicable).

2. Deemed Exercise for Purposes of Regulation SHO. The Company hereby acknowledges and agrees that, with respect to a Holder whose interest in a Warrant is a beneficial interest in a Global Certificate held in book-entry form through DTC (or another established clearing corporation performing similar functions), upon delivery of irrevocable instructions to such Holder’s Participant to exercise such Warrants, solely for purposes of Regulation SHO, such Holder shall be deemed to have exercised such Warrants.

3. Payment of Exercise Price. Any Holder exercising a Warrant shall deliver payment of the Exercise Price pursuant to Sections 2(a) and 2(b) of the Definitive Certificate (other than in the case of cashless exercises pursuant to Section 2(c) of the Definitive Certificate) to the Warrant Agent. The Warrant Agent shall forward funds received for Warrant exercises as soon as practicable, but in no event later than the fifth (5th) Business Day of the following month after such funds are received by the Warrant Agent, by wire transfer to an account designated by the Company.

4. Funds Held by Warrant Agent. The Warrant Agent may deposit any funds received by it in connection with this Agreement (the “Warrant Funds”) in one or more accounts maintained by the Warrant Agent in its name as agent for Company with a bank, trust company, or other financial institution (including without limitation, its affiliate American Stock Transfer & Trust Company, LLC, a New York limited liability trust company). The Warrant Funds shall not be used for any purpose except in accordance with the applicable provisions hereof. The Warrant Agent shall not be obligated to pay interest, dividends or earnings to the Company or any other party. If either the Notice of Exercise or the Exercise Price relating to an exercise are received or deemed to be received after the Termination Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent or the Company (as applicable) will be returned to the Holder or Participant, as the case may be, as soon as practicable.

ii. Termination; Cost Basis. The Warrants will cease to be exercisable and will terminate and become void and callable as set forth in the applicable Warrant Certificate. The Company hereby instructs the Warrant Agent to record cost basis for newly issued Warrant Shares in a manner to be subsequently communicated by the Company in writing to the Warrant Agent.

iii. Issuance of Warrant Shares.

1. The Warrant Agent shall, as promptly as practicable (but in no event later than the Close of Business on the Trading Day following the date of exercise of any Warrant), advise the Company (to the extent known to the Warrant Agent) and the transfer agent and registrar for the Company’s Class A Shares, which on the date hereof is Equiniti (the “Transfer Agent”), in respect of (i) the number of Warrant Shares indicated on the Notice of Exercise as issuable upon such exercise with respect to such exercised Warrants, (ii) the instructions of the Holder or Participant, as the case may be, provided to the Warrant Agent with respect to the delivery of the Warrant Shares and the number of Warrants that remain outstanding after such exercise, and (iii) such other information as the Company or the Transfer Agent shall reasonably request.

2. Upon the Warrant Agent’s receipt, at or prior to the Close of Business on the Termination Date set forth in a Warrant Certificate, of the executed Notice of Exercise, accompanied by payment of the Exercise Price pursuant to Sections 2(a) and 2(b) (other than in the case of cashless exercise pursuant to Section 2(c) of the Definitive Certificate), the Warrant Shares underlying such Warrant shall be issued by the Company and the Warrant Agent shall cause such Warrant Shares to be registered by the Transfer Agent to or upon the order of the Holder of such Warrant, in such name or names as may be designated by such Holder, as provided in the Definitive Certificate, provided that payment of the aggregate Exercise Price (other than in the instance of a cashless exercise) is received by the Company by such date (such date, the “Warrant Share Delivery Date”), as and to the extent provided in the Definitive Certificate.

iv. Valid Issuance. All Warrant Shares issued by the Company upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and non-assessable.

v. No Fractional Shares or Scrip. No fractional Warrant Shares or scrip representing fractional shares shall be issued upon the exercise of the Warrants. As to any fraction of a share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round down to the nearest whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, the Warrant when surrendered for exercise shall be accompanied by the Assignment Form, attached as Annex II to the Definitive Certificate, properly completed and duly executed by the Holder and accompanied by a Signature Guarantee and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall use its best efforts to pay, or procure payment of issue or stamp taxes levied in connection with the issuance of the Warrant or Warrant Shares to the Holder (the “Relevant Taxes”). The Holder agrees to cooperate with the Company and provide all necessary and reasonable information and documentation to the Company in a timely manner (and in any event within ten (10) Business Days of request) to enable the Company to procure payment of any Relevant Taxes and facilitate the making of any necessary filings in respect of Relevant Taxes required to be made within applicable time limits. The Company shall not be liable for any Relevant Taxes or any penalty, fine, surcharge, interest, charge, cost or other similar imposition arising in respect of Relevant Taxes to the extent that such amount arises or is increased as a result of any failure by a Holder to timely provide the Company with any information or documentation reasonably requested pursuant to Section 2(d)(vi) of the Definitive Certificate. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to DTC (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Date of Issuance. The Company will treat an exercising Holder as a beneficial owner of the Warrant Shares as of the date of exercise of any Warrant solely to the extent provided in Section 5(a) of the Definitive Certificate.

viii. Cashless exercise. Upon receipt of a Notice of Exercise for a cashless exercise, the Warrant Agent will promptly deliver a copy of the Notice of Exercise to the Company to confirm the number of Warrant Shares issuable in connection with such cashless exercise. The Company shall promptly calculate and transmit to the Warrant Agent in a written notice, and the Warrant Agent shall have no duty, responsibility or obligation under this section to calculate, the number of Warrant Shares issuable in connection with any cashless exercise. The Warrant Agent shall be entitled to rely conclusively on any such written notice provided by the Company, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with such written instructions or pursuant to this Agreement.

ix. Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares issuable in connection with any exercise, the Company shall promptly deliver to the Holder the number of Warrant Shares that are not disputed.

Section 5. Adjustments. The Exercise Price, the number of Warrant Shares issuable upon exercise and the number of Warrants outstanding are subject to adjustment from time to time as provided in Section 3 of the Definitive Certificate. The Company hereby agrees that it will provide the Warrant Agent with reasonable notice of any such adjustments. The Warrant Agent shall have no obligation under any Section of this Agreement to determine whether an event resulting in any such adjustment has occurred or to calculate any of the adjustments set forth herein. All Warrants originally issued by the Company subsequent to any adjustment made to the Exercise Price pursuant to the Definitive Certificate shall evidence the right to purchase, at the adjusted Exercise Price, the number of Warrant Shares, purchasable from time to time hereunder upon exercise of the Warrants, all subject to further adjustment as provided herein and in the Definitive Certificate. Whenever the Exercise Price or the number of Warrant Shares issuable upon the exercise of each Warrant is adjusted, the Company shall (a) promptly prepare a certificate setting forth the Exercise Price of each Warrant as so adjusted and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon the exercise of a Warrant, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Warrant Agent and with the Transfer Agent a copy of such certificate and (c) instruct the Warrant Agent to send a brief summary thereof to each Holder of a Warrant. If the Company requests the Warrant Agent to send such notices, it shall provide the Warrant Agent with a draft notice to be used for this purpose. The Warrant Agent shall be entitled to rely conclusively on, and shall be fully protected in relying on, any certificate, notice or instructions provided by the Company with respect to any adjustment of the Exercise Price or the number of shares issuable upon exercise of a Warrant, or any related matter, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with any such certificate, notice or instructions or pursuant to this Agreement. The Warrant Agent shall not be deemed to have knowledge of any such adjustment unless and until it shall have received written notice thereof from the Company.

Section 6. Restrictive Legends; Fractional Warrants. In the event that a Warrant Certificate surrendered for transfer bears a restrictive legend, the Warrant Agent shall not register that transfer until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the Warrants must also bear a restrictive legend upon that transfer. The Company shall not issue fractions of Warrants or distribute a Global Certificate or Warrant Certificates that evidence fractional Warrants. Whenever any fractional Warrant would otherwise be required to be issued or distributed, the actual issuance or distribution shall be made in accordance with Section 4(d)(v) of this Agreement. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the transfer of or delivery of a Warrant Certificate for a fraction of a Warrant. The Company shall not issue fractions of Class A Shares upon exercise of Warrants or distribute share certificates that evidence fractional Class A Shares. Whenever any fraction of a share of Class A Shares would otherwise be required to be issued or distributed, the actual issuance or distribution in respect thereof shall be made in accordance with Section 2(d)(v) of the Definitive Certificate.

Section 7. Other Provisions Relating to the Rights of Holders of Warrants.

a. No Rights as a Shareholder. Except as otherwise specifically provided herein and in accordance with the Warrant Certificates, a Holder, solely in his, her or its capacity as a holder of Warrants, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Agreement be construed to confer upon a Holder, solely in its capacity as the registered holder of Warrants, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of share, reclassification of share capital, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights or rights to participate in new issues of shares, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of Warrants.

b. Reservation of Class A Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued Class A Shares pursuant to this Agreement and Section 5(d) of the Definitive Certificate.

Section 8. Concerning the Warrant Agent and Other Matters.

a. Instructions. Any instructions given to the Warrant Agent orally, as permitted by any provision of this Agreement, shall be confirmed in writing by the Company as soon as practicable. The Warrant Agent shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in accordance with any oral instructions which do not conform with the written confirmation received in accordance with this Section 8.

b. Fees and Expenses.

i. Whether or not any Warrants are exercised, for the Warrant Agent’s services as agent for the Company hereunder, the Company shall pay to the Warrant Agent such fees as may be separately agreed between the Company and Warrant Agent and the Warrant Agent’s out of pocket expenses in connection with this Agreement, including, without limitation, the reasonable and documented fees and expenses of the Warrant Agent’s counsel but excluding, in each case, any recoverable value added or similar tax. While the Warrant Agent endeavors to maintain out-of-pocket charges (both internal and external) at competitive rates, these charges may not reflect actual out-of-pocket costs, and may include handling charges to cover internal processing and use of the Warrant Agent’s billing systems.

ii. All amounts owed by the Company to the Warrant Agent under this Agreement are due within thirty (30) days of the invoice date. Delinquent payments are subject to a late payment charge of one and one-half percent (1.5%) per month commencing forty-five (45) days from the invoice date. The Company agrees to reimburse the Warrant Agent for any reasonable attorney’s fees and any other costs associated with collecting delinquent payments.

iii. No provision of this Agreement shall require Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement or in the exercise of its rights.

c. Scope of Obligations. As agent for the Company hereunder the Warrant Agent: (i) shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by the Warrant Agent and the Company; (ii) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of the Warrants or any Warrant Shares; (iii) shall not be obligated to take any legal action hereunder; if, however, the Warrant Agent determines to take any legal action hereunder, and where the taking of such action might, in its judgment, subject or expose it to any expense or liability it shall not be required to act unless it has been furnished with an indemnity reasonably satisfactory to it; (iv) may rely on and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to the Warrant Agent and believed by it to be genuine and to have been signed by the proper party or parties; (v) shall not be liable or responsible for any recital or statement contained in the Registration Statement or any other documents relating thereto; (vi) shall not be liable or responsible for any failure on the part of the Company to comply with any of its covenants and obligations relating to the Warrants, including without limitation obligations under applicable securities laws; (vii) may rely on and shall be fully authorized and protected in acting or failing to act upon the written, telephonic or oral instructions with respect to any matter relating to its duties as Warrant Agent covered by this Agreement (or supplementing or qualifying any such actions) of officers of the Company, and is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Company or counsel to the Company, and may apply to the Company, for advice or instructions in connection with the Warrant Agent’s duties hereunder, and the Warrant Agent shall not be liable for any delay in acting while waiting for those instructions; any applications by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective; the Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date such application is sent to the Company, unless the Company shall have consented in writing to any earlier date) unless prior to taking any such action, the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted; (viii) may consult with counsel satisfactory to the Warrant Agent, including its in-house counsel, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with the advice of such counsel; (ix) may perform any of its duties hereunder either directly or by or through nominees, correspondents, designees, or subagents, and it shall not be liable or responsible for any misconduct or negligence on the part of any nominee, correspondent, designee, or subagent appointed with reasonable care by it in connection with this Agreement; (x) is not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person; and (xi) shall not be required hereunder to comply with the laws or regulations of any country other than the United States of America or any political subdivision thereof.

d. Liability and Disputes.

i. In the absence of gross negligence or willful or illegal misconduct on its part, the Warrant Agent shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. Anything in this Agreement to the contrary notwithstanding, in no event shall Warrant Agent be liable for special, indirect, incidental, consequential or punitive losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the possibility of such losses or damages and regardless of the form of action. Any liability of the Warrant Agent will be limited in the aggregate to the amount of fees paid by the Company hereunder. The Warrant Agent shall not be liable for any failures, delays or losses, arising directly or indirectly out of conditions beyond its reasonable control or that could not have been prevented even with the exercise of reasonable care, including, but not limited to, acts of government, exchange or market ruling, suspension of trading, work stoppages or labor disputes, fires, civil disobedience, riots, rebellions, storms, electrical or mechanical failure, computer hardware or software failure, communications facilities failures including telephone failure, war, terrorism, insurrection, earthquakes, floods, acts of God or similar occurrences.

ii. In the event any question or dispute arises with respect to the proper interpretation of the Warrants or the Warrant Agent’s duties under this Agreement or the rights of the Company or of any Holder, the Warrant Agent shall not be required to act and shall not be held liable or responsible for its refusal to act until the question or dispute has been judicially settled (and, if appropriate, it may file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all persons interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to Warrant Agent and executed by the Company and each such Holder. In addition, the Warrant Agent may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the Holders and all other persons that may have an interest in the settlement.

e. Indemnification. The Company covenants to indemnify the Warrant Agent and hold it harmless from and against any loss, liability, claim or expense (“Loss”) arising out of or in connection with the Warrant Agent’s duties under this Agreement, including the costs and expenses of defending itself against any Loss, unless such Loss shall have been determined by a court of competent jurisdiction to be a result of the Warrant Agent’s gross negligence or willful misconduct.

f. Termination. Unless terminated earlier by the parties hereto, this Agreement shall terminate ninety (90) days after the earlier of the Termination Date and the date on which no Warrants remain outstanding (the “Agreement Termination Date”). On the Business Day following the Termination Date, the Warrant Agent shall deliver to the Company any entitlements, if any, held by the Warrant Agent under this Agreement. The Warrant Agent’s right to be reimbursed for fees, charges and out-of-pocket expenses as provided in this Section 8 shall survive the termination of this Agreement.

g. Severability. If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an agreement among the parties to it to the full extent permitted by applicable law.

h. Representations and Warranties of the Company. The Company represents and warrants that: (i) it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation; (ii) the offer and sale of the Warrants and the execution, delivery and performance of all transactions contemplated thereby (including this Agreement) have been duly authorized by all necessary corporate action and will not result in a breach of or constitute a default under the articles of association, bylaws or any similar document of the Company or any indenture, agreement or instrument to which it is a party or is bound; (iii) this Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company; (iv) the Warrants will comply in all material respects with all applicable requirements of law; and (v) to the best of its knowledge, there is no litigation pending or threatened as of the date hereof in connection with the offering of the Warrants.

i. Inconsistencies. In the event of inconsistency between this Agreement and the descriptions in a Registration Statement, as either may from time to time be amended, the terms of this Agreement will control. In the event of inconsistency between this Agreement and terms set forth in a Warrant Certificate, the terms of the Warrant Certificate shall control.

j. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. All actions and proceedings relating to or arising from, directly or indirectly, this Agreement may be litigated in courts located within the Borough of Manhattan in the City and State of New York. The Company hereby submits to the personal jurisdiction of such courts and consents that any service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder. EACH OF THE PARTIES HERETO HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

k. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. This Agreement may not be assigned, or otherwise transferred, in whole or in part, by either party without the prior written consent of the other party, which the other party will not unreasonably withhold, condition or delay; except that (i) consent is not required for an assignment or delegation of duties by the Warrant Agent to any affiliate of Warrant Agent and (ii) any reorganization, merger, consolidation, sale of assets or other form of business combination by the Warrant Agent or the Company shall not be deemed to constitute an assignment of this Agreement.

l. Amendment. The Company and the Warrant Agent may from time to time supplement or amend this Agreement and all Warrants issuable hereunder without the approval of any Holders in order to: (i) add to the covenants and agreements of the Company for the benefit of the Holders or to surrender any rights or power reserved to or conferred upon the Company in this Agreement; or (ii) to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable; provided that such addition or surrender or such change shall not adversely affect the interests of the Holders in any material respect. In addition to the foregoing, with the consent of Holders entitled, upon exercise thereof, to receive not less than a majority of the Warrant Shares issuable pursuant to the Warrant Certificates then outstanding and this Agreement, the Company and the Warrant Agent may modify this Agreement and all Warrants issuable hereunder for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Holders; provided, however, that no modification of the terms upon which the Warrants are exercisable (including, but not limited to, the provisions set forth in Section 3 of the Definitive Certificate, increasing the Exercise Price or decreasing the number of Warrant Shares issuable upon exercise of the Warrants (except to the extent permitted by Section 3 of the Definitive Certificate), bringing forward the Termination Date (except as expressly provided in the last sentence of Section 3(d) of the Definitive Certificate) or revising the definitions of “Equity Value” and “Equity Hurdle”) or reducing the percentage required for consent to modification of this Agreement may be made without the consent of the Holder of each outstanding Warrant affected thereby. As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment complies with the terms of this Section 8(l). Notwithstanding anything in this Agreement to the contrary, the Warrant Agent shall not be required to execute any amendment to this Agreement that it has determined would adversely affect its own rights, duties, obligations or immunities under this Agreement. No amendment to this Agreement shall be effective unless duly executed by the Warrant Agent. Upon execution and delivery of any supplement or amendment pursuant to this Section 8(l), such amendment will be considered a part of this Agreement for all purposes and every Holder, including Holders of a Definitive Certificate theretofore or thereafter countersigned and delivered hereunder, shall be bound thereby.

m. Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Warrant Shares upon the exercise of Warrants, but the Company may, pursuant to the terms of this Agreement and the Warrant Certificates, require the Holders to pay any transfer taxes in respect of the Warrants or such Warrant Shares. The Warrant Agent may refrain from registering any transfer of Warrants or any delivery of any Warrant Shares unless or until the persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such tax or charge, if any, or shall have established to the reasonable satisfaction of the Company and the Warrant Agent that such tax or charge, if any, has been paid.

n. Resignation of Warrant Agent.

i. Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty (30) days’ notice in writing to the Company and the Holders of the Warrants, or such shorter period of time agreed to by the Company. The Company may terminate the services of the Warrant Agent, or any successor Warrant Agent, after giving thirty (30) days’ notice in writing to the Warrant Agent or successor Warrant Agent and the Holders of the Warrants, or such shorter period of time as agreed. If the office of the Warrant Agent becomes vacant by resignation, termination or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent, then the Warrant Agent or any Holder may apply to any court of competent jurisdiction for the appointment of a successor Warrant Agent at the Company’s cost. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent (but not including the initial Warrant Agent), whether appointed by the Company or by such court, shall be a person organized and existing under the laws of any state of the United States of America, in good standing, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed, and except for executing and delivering documents as provided in the sentence that follows, the predecessor Warrant Agent shall have no further duties, obligations, responsibilities or liabilities hereunder, but shall be entitled to all rights that survive the termination of this Agreement and the resignation or removal of the Warrant Agent, including but not limited to its right to indemnity hereunder. If for any reason it becomes necessary or appropriate or at the request of the Company, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

ii. Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent not later than the effective date of any such appointment.

iii. Merger or Consolidation of Warrant Agent. Any person into which the Warrant Agent may be merged or converted or with which it may be consolidated or any person resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party or any person succeeding to the shareowner services business of the Warrant Agent or any successor Warrant Agent shall be the successor Warrant Agent under this Agreement, without any further act or deed. For purposes of this Agreement, “person” shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust or other entity, and shall include any successor (by merger or otherwise) thereof or thereto.

Section 9. Notices. Notices or demands authorized by this Agreement to be given or made (i) by the Warrant Agent or by the Holder of any Warrant Certificate to or on the Company, (ii) subject to the provisions of Section 8(n) hereof, by the Company or by the Holder of any Warrant Certificate to or on the Warrant Agent or (iii) by the Company or the Warrant Agent to the Holder of any Warrant Certificate, shall be deemed given (a) on the date delivered, if delivered personally, (b) when deposited with Federal Express or another recognized overnight courier, if sent by Federal Express or another recognized overnight courier, (c) when mailed with postage prepaid, if mailed by registered or certified mail (return receipt requested), and (d) the date of transmission, if such notice or communication is delivered via facsimile (with confirmation) or email attachment (other than to the Warrant Agent) at or prior to 5:30 p.m. (New York City time) on a Business Day and (e) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile (with confirmation) or email attachment (other than to the Warrant Agent) on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

a.	If to the Company, to:

Cazoo Group Ltd

41 Chalton Street

London NW1 1JD
United Kingdom

Attention: Head of Legal

E-mail: legal@cazoo.co.uk

with a copy to (which copy shall not constitute notice):

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue; 31st Floor

New York, NY 10022

Attention: Valerie Ford Jacob

E-mail: valerie.jacob@freshfields.com

b.	If to the Warrant Agent, to:

Equiniti Trust Company, LLC

48 Wall Street – 23rd Floor

New York, NY 10005

Attention: Corporate Actions – Warrants
E-mail: ReorgWarrants@equiniti.com

c. If to the Holder of any Warrant Certificate, to the address of such Holder as shown on the registry books of the Company. Any notice required to be delivered by the Company to the Holder of any Warrant Certificate may be given by the Warrant Agent on behalf of the Company. Notwithstanding any other provision of this Agreement, where this Agreement provides for notice of any event to a Holder of any Warrant Certificate, such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the procedures of DTC or its designee.

Section 10. Financial Statements and Other Information.

a. So long as any Warrants are outstanding, the Company shall furnish to the Warrant Agent (and the Warrant Agent shall furnish such to a Holder upon reasonable request by such Holder):

i. within 120 days following the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2023), audited consolidated balance sheets of the Company as of the end of the two most recent fiscal years and audited consolidated income statements and statements of cash flow of the Company for the two most recent fiscal years, including complete footnotes to such financial statements and the report of the independent auditors on the financial statements;

ii. within 60 days following the end of each of the first three fiscal quarters in each fiscal year of the Company (beginning with the fiscal quarter ended March 31, 2024), management accounts in respect of such quarter; and

iii. promptly after the occurrence of any material acquisition, disposition or restructuring of the Company and its subsidiaries, taken as a whole, or any changes of the chief executive officer or chief financial officer of the Company or change in auditors of the Company or any other material event that the Company announces publicly, a report containing a description of such event; provided, however, that the reports set forth in clauses (i), (ii) and (iii) above will not be required to (i) contain any reconciliation to U.S. generally accepted accounting principles or IFRS or (ii) include separate financial statements for any of the Company’s subsidiaries.

b. All financial statements shall be prepared in accordance with IFRS (or, at the Company’s election, US GAAP).

c. For so long as the equity securities of the Company or any holding company thereof are listed on the New York Stock Exchange, Nasdaq or another Trading Market, and the Company or such holding company is subject to the admission and disclosure standards applicable to issuers of equity securities admitted to trading on such exchange, or for so long as the Company or any such holding company is otherwise subject to the reporting requirements of the SEC, then, for so long as it elects, the Company will make available to the Warrant Agent such annual reports, information, documents and other reports that the Company is required to file pursuant to such admission and disclosure standards or SEC filing requirements. Upon complying with the foregoing requirements, the Company will be deemed to have complied with the provisions contained in this covenant. Notwithstanding the foregoing, the Issuer will be deemed to have provided such information to the Warrant Agent, the Holders and beneficial owners of the Warrants and to have complied with the requirements of this covenant if such information referenced above in clauses (i), (ii) and (iii) above has been posted on the Company’s website or filed on EDGAR with the SEC.

d. The Company may comply with any requirement to provide reports or financial statements under this covenant by providing any report or financial statements of a direct or indirect holding company so long as such reports (if an annual, half yearly or quarterly report) (i) meet the requirements (including as to content and time of delivery) of this covenant as if references to the Company therein were references to such holding company and (ii) explains in reasonable detail the differences between the information relating to such holding company, on the one hand, and the information to the Company its subsidiaries on a stand alone basis, on the other hand. Upon complying with the foregoing requirement, the Company will be deemed to have complied with the provisions contained in this covenant.

e. The delivery of any reports, information and documents to the Warrant Agent is for informational purposes only and the Warrant Agent’s receipt of such reports, information or documents shall not constitute actual or constructive knowledge or notice of any information contained therein or determined therefrom, including the Company’s compliance with any of its covenants or obligations hereunder. The Warrant Agent is under no duty to examine such reports, information or documents to ensure compliance with this Section 10 or to ascertain the correctness or otherwise of the information or statements contained therein. The Warrant Agent is entitled to assume such compliance and correctness unless a responsible officer of the Warrant Agent is informed in writing otherwise. The Warrant Agent shall have no responsibility for the filing, timeliness or content of any such reports, information or documents, and the Warrant Agent shall have no duty to participate in or monitor any conference calls or EDGAR or any other website maintained by the Company.

Section 11. Miscellaneous Provisions.

a. Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Holders any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof.

b. Examination of the Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent designated for such purpose for inspection by any Holder. Prior to such inspection, the Warrant Agent may require any such holder to provide reasonable evidence of its interest in the Warrants.

c. Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the compensation for services performed hereunder shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

d. Further Assurances. The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by any party of the provisions of this Agreement.

e. Counterparts. This Agreement may be executed in any number of original, facsimile or electronic counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

f. Effect of Headings. The Section headings herein are for convenience only and are not part of this Agreement and will not affect the interpretation thereof.

(signature page follows)

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

CAZOO GROUP LTD

By:
Name:
Title:

EQUINITI TRUST COMPANY LLC, as Warrant Agent

By:
Name:
Title:

[Signature Page to the Cazoo Group Ltd Warrant Agency Agreement]

ANNEX A

FORM OF WARRANT CERTIFICATE REQUEST NOTICE

WARRANT CERTIFICATE REQUEST NOTICE

To:	Equiniti Trust Company LLC., as Warrant Agent for Cazoo Group Ltd (the “Company”)

The undersigned Holder of Warrants to purchase Class A Shares (“Warrants”) in the form of Global Certificates issued by the Company hereby elects to receive a Definitive Certificate evidencing the Warrants held by the Holder as specified below:

1.	Name of Holder of Warrants in form of Global Certificates:

________________________________________________

2.	Name of Holder in Definitive Certificate (if different from name of Holder of Warrants in form of Global Certificates):

________________________________________________

3.	Number of Warrants in name of Holder in form of Global Certificates:

________________________________________________

4.	Number of Warrants for which Definitive Certificate shall be issued:

________________________________________________

5.	Number of Warrants in name of Holder in form of Global Certificates after issuance of Definitive Certificate, if any:

________________________________________________

6.	Definitive Certificate shall be delivered to the following address:

_________________________________________________

_________________________________________________

_________________________________________________

The undersigned hereby acknowledges and agrees that, in connection with this Warrant Exchange and the issuance of the Definitive Certificate, the Holder is deemed to have surrendered the number of Warrant Shares in the form of Global Certificates in the name of the Holder equal to the number of Warrant Shares evidenced by the Definitive Certificate.

[SIGNATURE OF HOLDER]

Name of Investing Entity: __________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: ____________________________________________________

Name of Authorized Signatory: ______________________________________________________________________

Title of Authorized Signatory: ________________________________________________________________________

Date: __________________________________________________________________________________________

EXHIBIT A

[FORM OF GLOBAL WARRANT CERTIFICATE OF

WARRANT TO PURCHASE CLASS A SHARES]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Certificate No.: [___]	CUSIP No.: [______]
Number of Warrants: [_____]	Issue Date: [_______]

CAZOO GROUP LTD
GLOBAL WARRANT CERTIFICATE
NOT EXERCISABLE AFTER [______], 2028

This certifies that CEDE & CO., or its registered assigns, is the registered owner of the number of Warrants set forth above (the “Warrants”). Each Warrant entitles its registered holder to purchase from CAZOO GROUP LTD, a Cayman Islands exempted company (the “Company”), at any time on or after the Exercisability Date (as defined in the Definitive Certificate (as defined below)) until 5:00 P.M. (New York City time) on the Termination Date (as defined in the Definitive Certificate), one Class A ordinary share, par value $0.20 per share, of the Company (each, a “Warrant Share” and collectively, the “Warrant Shares”), at an initial exercise price of $[____] per share, subject to possible adjustments as provided in the Warrant Agency Agreement (as defined herein) and the Definitive Certificate in the form of Exhibit I attached to this Global Warrant Certificate (the “Definitive Certificate”).

The terms and conditions of the Warrants and the rights and obligations of the holder of this Global Warrant Certificate are set forth in the Definitive Certificate and the Warrant Agency Agreement, dated as of [_____________], 2023 (the “Warrant Agency Agreement”), by and among the Company and Equiniti Trust Company LLC (the “Warrant Agent”), which Definitive Certificate and Warrant Agency Agreement are each hereby incorporated by reference in and made a part of this Global Warrant Certificate. A copy of the Warrant Agency Agreement is available for inspection during business hours at the office of the Warrant Agent. Defined terms used in this Global Warrant Certificate but not defined herein shall have the meanings given to them in the Definitive Certificate or Warrant Agency Agreement. In the event of any discrepancy or inconsistency between the terms and conditions of the Definitive Certificate and the Warrant Agency Agreement, the terms and conditions of the Definitive Certificate shall prevail, govern and control.

The Company and the Warrant Agent may deem and treat the registered Holder(s) hereof as the absolute owner(s) of this Global Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Global Warrant Certificate entitles any holder hereof to any rights of a holder of Class A Shares.

This Global Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Warrant Agent.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Global Warrant Certificate to be duly executed as of the date first written above.

CAZOO GROUP LTD

By:
Name:
Title:

Dated: [_____________], 2023

Countersigned:

EQUINITI TRUST COMPANY LLC as Warrant Agent

By:
Name:
Title:

[Signature page to Cazoo Group Ltd Global Warrant Certificate]

Exhibit I to Global Warrant Certificate

Definitive Certificate

(ATTACHED AS EXHIBIT B TO THIS WARRANT AGENCY AGREEMENT)

EXHIBIT B

FORM OF DEFINITIVE CERTIFICATE

TRANCHE 2 WARRANT

CAZOO GROUP LTD

Warrant Shares: [ ]	Issue Date: [ ], 2023

THIS TRANCHE 2 WARRANT (this “Warrant”) certifies that, for value received, [ ], or [his/her/its] assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Exercisability Date (as defined herein) and on or prior to 5:00 p.m. (New York City time) on the five-year anniversary of the Issue Date (the “Termination Date”; provided that, if the Termination Date is not a Business Day, then the Termination Date will be the next succeeding Business Day) but not thereafter, to subscribe for and purchase from Cazoo Group Ltd, a Cayman Islands exempted company (the “Company”), up to [_______________] (subject to adjustment hereunder, the “Warrant Shares”) of the Company’s Class A ordinary shares, par value $0.20 per share (the “Class A Shares”). The purchase price of one Class A Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b) hereof and subject to adjustment pursuant hereto. This Warrant shall initially be issued and maintained in the form of a security held in book-entry form and the Depository Trust Company (“DTC”) or its nominee shall initially be the sole registered holder of this Warrant, subject to the Holder’s right to elect to receive a Warrant in certificated form pursuant to the terms of the Warrant Agency Agreement, dated as of [__________], 2023 (the “Warrant Agency Agreement”), by and among the Company and Equiniti Trust Company LLC (the “Warrant Agent”), in the form of the Definitive Certificate attached thereto as Exhibit B, in which case this sentence shall not apply.

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Warrant Agency Agreement.

Section 2. Exercise.

a. Exercise of Warrant.

i. Exercisability Date. This Warrant will become exercisable following the date on which the Company’s Equity Value (as defined herein) reaches $1.025 billion (the “Equity Hurdle”), as determined pursuant to Section 2(a)(ii) hereof. In addition, this Warrant will automatically become exercisable immediately upon the consummation of a Fundamental Transaction (as defined herein), if an Equity Hurdle has been achieved; provided that upon consummation of such Fundamental Transaction, this Warrant shall no longer be subject to any further adjustment provided in Section 3(h) and such Section 3(h) will cease to have any further effect on this Warrant. The Company shall, promptly following achievement of the Equity Hurdle or completion of a Fundamental Transaction, as applicable, and in any event no later than ten (10) Business Days following the event triggering exercisability, cause notice to be given to the Holder that this Warrant has become exercisable. In lieu of such notice, the Company may provide public notice regarding the exercisability of this Warrant by furnishing a Form 6-K to the SEC (if applicable) or publishing a press release. The date of such Equity Hurdle being achieved or completion of such Fundamental Transaction causing this Warrant to become exercisable is the “Exercisability Date.”

ii. Determination of Equity Value.

1. For so long as the Company has a class of equity securities that is Publicly Traded (as defined herein), Equity Value shall be determined at any time as described in the definition of Equity Value.

2. In the event the Company does not have a class of equity securities that is Publicly Traded, then for as long as this Warrant is outstanding (A) as of the last Business Day for each of the first three quarters in the Company’s fiscal year and no later than twenty (20) Business Days thereafter, the Company’s board of directors (the “Board”) shall determine in good faith the Equity Value and (B) as of the last Business Day of the Company’s fiscal year and no later than twenty (20) Business Days thereafter, an independent nationally-recognized investment bank or valuation firm (an “Appraiser”) engaged by the Board (at the Company’s expense) shall determine the Equity Value (any such determination of Equity Value, an “Equity Value Determination”).

3. In the event that the Company enters into any agreement for any Fundamental Transaction, then solely for purposes of determining whether this Warrant is exercisable in connection therewith, a determination of Equity Value shall be made by an Appraiser as of the date of consummation of such Fundamental Transaction with reference to the consideration payable thereunder to holders of the Class A Shares (on a per share basis); provided that no determination of Equity Value by an Appraiser shall be required in connection with such Fundamental Transaction if the Company is represented by an independent nationally-recognized investment bank or independent financial advisor, in which case the determination of Equity Value will be made in good faith by the Board.

iii. The following terms have the meanings indicated below:

1. “Equity Value” means the aggregate value of the Company’s issued and outstanding share capital as determined at any given point in time, taking into account the Valuation Principles (as defined herein) and without any other adjustments to such valuation; provided that if the Company’s Class A Shares (or any successor class of equity securities) are Publicly Traded, then the Equity Value will be determined solely by reference to the average closing price or average last sale price of the Class A Shares (or, in the absence of a closing or last sale price for a given Trading Day, the average of the best bid and ask prices for that Trading Day) over the twenty (20) consecutive Trading Days immediately preceding any date of determination.

2. “Valuation Principles” means that any determination of Equity Value at a time when the Company does not have a class of equity securities that is Publicly Traded will take into account the relevant facts and circumstances that exist as of the date of determination, including the valuation of companies with similar operating profiles and performance metrics, and without reference to any potential sale of the company as a whole or in part, or any premium thereon; provided that, any determination of Equity Value made in connection with a Fundamental Transaction will be made with reference to the consideration payable thereunder to holders of the Company’s Class A Shares (on a per share basis).

3. “Publicly Traded” means the Class A Shares (or any successor class of equity securities) are then traded or quoted on a nationally-recognized securities exchange, inter-dealer quotation system or over-the-counter market.

iv. Exercise Procedures. Subject to Section 2(e) hereof, exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Exercisability Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto as Annex I (the “Notice of Exercise”), and, unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise, delivery of the aggregate Exercise Price of the Warrant Shares specified in the applicable Notice of Exercise as specified in this Section 2(a). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank, in each case, of immediately available funds (unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise). Except as otherwise expressly provided for herein (including in Section 4(a) hereof), the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise as promptly as practicable after receipt thereof. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. Notwithstanding the foregoing in this Section 2(a), a holder whose interest in this Warrant is a beneficial interest in certificate(s) representing this Warrant held in book-entry form through DTC (or another established clearing corporation performing similar functions), shall effect exercises made pursuant to this Section 2(a) by delivering to DTC (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that are required by DTC (or such other clearing corporation, as applicable), subject to such holder’s right to elect to receive a Warrant in certificated form pursuant to the terms of the Warrant Agency Agreement, in which case this sentence shall not apply.

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b. Exercise Price.

i. The initial exercise price per Class A Share under this Warrant shall be $[_____], subject to adjustment as provided herein (the “Exercise Price”).

c. Cashless Exercise.

i. Following the Exercisability Date, this Warrant may be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing ((A-B) * (X)) by (A), where:

(A)	=	the fair market value of a Class A Share (or any successor class of equity securities), determined (1) if the Class A Shares are Publicly Traded, with reference to the average closing price or average last sale price of the Class A Shares (or, in the absence of a closing or last sale price for a given Trading Day, the average of the best bid and ask prices for that Trading Day) over the twenty (20) consecutive Trading Days immediately preceding the date of the Notice of Exercise, or (2) if the Class A Shares are not Publicly Traded, using the fair market value per Class A Share set forth in the most recent Equity Value Determination;

(B)	=	the Exercise Price of this Warrant, as adjusted hereunder; and

(X)	=	the total number of Warrant Shares that the Holder has elected to exercise in the Notice of Exercise if such exercise were by means of a cash exercise rather than a cashless exercise.

If the foregoing calculation results in a negative number, then no Warrant Shares shall be issuable via a cashless exercise.

ii. If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act and based on current interpretations of the U.S. Securities and Exchange Commission, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant.

iii. If (i) the Class A Shares are at the time of any exercise of this Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, or (ii) at the time of any exercise of this Warrant there is no effective registration statement covering the issuance of the Class A Shares issuable upon exercise of the Warrants, the Company may, at its option, (1) require the Holder of this Warrant to exercise this Warrant on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) as described herein and (2) in the event the Company so elects, the Company shall use its commercially reasonable efforts to register or qualify for sale the Warrant Shares under applicable blue sky laws to the extent an exemption is not available.

iv. Notwithstanding anything herein to the contrary, in no event shall more Warrant Shares than were issuable as of the date of issuance of this Warrant (as such number may be adjusted pursuant to the terms hereof) be issued if the cashless exercise mechanism pursuant to this Section 2(c) is elected by the Holder.

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d. Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall issue the Warrant Shares to the Holder upon the valid exercise of this Warrant as set out herein and use its commercially reasonable efforts to cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by (A) crediting the account of the Holder’s or its designee’s balance account with DTC through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Transfer Agent is then a participant in such system and either (x) there is an effective registration statement registering the issuance of the Warrant Shares to the Holder or no such registration statement is required or (y) this Warrant is being cashless exercised, and (B) otherwise by the book-entry issuance of the number of Warrant Shares to which the Holder is entitled pursuant to such exercise, registered in the Company’s share register in the name of the Holder or its designee, in each case as promptly as practicable after exercise.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) hereof within ten (10) Business Days, then the Holder will have the right to rescind such exercise; provided that the Holder has not become entitled to receive any distribution pursuant to Section 5(a) hereof.

iv. [Reserved]

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round down to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Annex II duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall use its best efforts to pay, or procure payment of issue or stamp taxes levied in connection with the issuance of the Warrant or Warrant Shares to the Holder (the “Relevant Taxes”). The Holder agrees to cooperate with the Company and provide all necessary information and documentation to the Company in a timely manner (and in any event within ten (10) Business Days of request) to enable the Company to procure payment of any Relevant Taxes and facilitate the making of any necessary filings in respect of Relevant Taxes required to be made within applicable time limits. The Company shall not be liable for any Relevant Taxes or any penalty, fine, surcharge, interest, charge, cost or other similar imposition arising in respect of Relevant Taxes to the extent that such amount arises or is increased as a result of any failure by a Holder to timely provide the Company with any information or documentation reasonably requested pursuant to this Section 2(d)(vi). The Company shall pay all Transfer Agent fees required for processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for electronic delivery of the Warrant Shares.

Section 3. Certain Adjustments.

a. Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend on all of the outstanding Class A Shares payable in Class A Shares (which, for avoidance of doubt, shall not include any Class A Shares issued by the Company upon exercise of this Warrant or other warrants issued on or about the same date), (ii) subdivides all of the outstanding Class A Shares into a larger number of shares, (iii) combines (including by way of reverse share split or share consolidation) all of the outstanding Class A Shares into a smaller number of shares, or (iv) issues by reclassification of all of the outstanding Class A Shares into any other shares of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Class A Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Class A Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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b. Subsequent Rights Offerings. If the Company, at any time while the Warrant is outstanding, shall issue rights, options or warrants to all holders of Class A Shares (and not to the Holder) entitling them to subscribe for or purchase Class A Shares at a price per share less than the closing price on the record date mentioned below, then the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of Class A Shares outstanding on the date of issuance of such rights, options or warrants plus the number of additional Class A Shares offered for subscription or purchase, and of which the numerator shall be the number of Class A Shares outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such closing price. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants (unless for any reason such contemplated issuance of rights, options or warrants to all holders of Class A Shares is not consummated, in which case any related adjustment will be reversed).

c. Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Class A Shares (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Class A Shares, other than (a) Ordinary Cash Dividends (as defined below) or (b) those made by the Company in connection with any distribution of its assets in connection with its liquidation or any insolvency proceeding, scheme of arrangement or similar transaction (any distribution other than as described in (a) and (b), an “Extraordinary Dividend”), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the closing price determined as of the record date mentioned above, and of which the numerator shall be such closing price on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Class A Shares, as determined by the Board in good faith. Such adjustment shall be made whenever any Extraordinary Dividend is made and shall become effective immediately after the record date mentioned above. For purposes of this Section 3(c), “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Class A Shares during the 365-day period ending on the date of declaration of such dividend or distribution to the extent it does not exceed 15% of the Company’s most recent Equity Value Determination (which amount shall be adjusted to appropriately reflect any of the events referred to in other subsections of this Section 3 and excluding cash dividends or cash distributions that resulted in an adjustment to the Exercise Price or to the number of Class A Shares issuable on exercise of each Warrant).

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d. Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (or any subsidiary), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the Company’s assets (taken on a consolidated basis) in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Class A Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Class A Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Class A Shares or any compulsory share exchange pursuant to which the Class A Shares is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group (as defined in Section 13(d) of the Exchange Act) of Persons whereby such other Person or group (as defined in Section 13(d) of the Exchange Act) acquires more than 50% of the outstanding Class A Shares (not including any Class A Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, in the case of any such transaction, proper provision shall be made so that, upon the basis and terms and in the manner provided in this Warrant, the Holder, upon the exercise of this Warrant at any time after the consummation of such transaction (subject to terms hereof and the Termination Date), shall be entitled to receive (at the Holder’s option, upon cashless exercise or the payment of the applicable aggregate Exercise Price), in lieu of the Class A Shares issuable upon such exercise as of immediately prior to such consummation, the amount of securities, cash or other property to which the Holder would have been entitled as a holder of Class A Shares upon such consummation if the Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to future adjustments (subsequent to such consummation) pursuant to Sections 3(a), 3(b) and 3(c) hereof (applied after giving effect to any adjustments necessary to reflect such transaction as the Company’s board of directors (or successor thereto) determines in good faith are equitable under such circumstances). If following consummation of a Fundamental Transaction this Warrant is exercisable and the Holder is entitled to receive cash, securities, other property or some combination thereof as a result of such Fundamental Transaction with a fair market value that is greater than the Exercise Price, the Company shall net settle any such subsequent exercises by the Holder. If holders of Class A Shares are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the Warrant Agency Agreement (if applicable) in accordance with the provisions of this Section 3(d) pursuant to written agreements and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of such Successor Entity (or its parent entity) equivalent to the Class A Shares acquirable and receivable upon exercise of this Warrant, and with an exercise price which applies the exercise price hereunder to such shares (but taking into account the relative value of the Class A Shares pursuant to such Fundamental Transaction and the value of such shares, such number of shares and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the Warrant Agency Agreement (if applicable) referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the Warrant Agency Agreement (if applicable) with the same effect as if such Successor Entity had been named as the Company herein. Notwithstanding anything to the contrary in this Warrant, if upon a Fundamental Transaction this Warrant has not become exercisable it shall be automatically cancelled without further action required on the part of the Company; provided that the Company shall promptly give notice following such cancellation by issuing a press release.

e. Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Class A Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Class A Shares (excluding treasury shares, if any) issued and outstanding.

f. Notice to Holder.

i. Adjustment to Exercise Price or Warrant Shares. Whenever the Exercise Price or number of Warrant Shares is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver or, if applicable, cause the Warrant Agent to deliver, to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment, any adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment. In lieu of such notice, the Company may provide public notice thereof by furnishing a Form 6-K to the SEC (if applicable) or publishing a press release.

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ii. Notice to Allow Exercise by Holder. If (1) the Company shall declare a dividend (or any other distribution in whatever form) on the Class A Shares, (2) the Company shall declare a redemption of the Class A Shares, or (3) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of such dividend, distribution, or redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Class A Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice (provided the date of such notice is after the Exercisability Date) to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein. In lieu of such notice, the Company may provide public notice thereof by furnishing a Form 6-K to the SEC (if applicable) or publishing a press release.

g. Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

h. Further Adjustments Based on Equity Value.

i. If at any time prior to the Termination Date, the Company’s Equity Value reaches $1.5 billion then the terms of this Warrant, only to the extent it is unexercised at that time, will be adjusted as follows:

1. the number of Warrants Shares will be increased by an amount that is equal to the Holder’s pro rata share of [_______] Class A Shares, which pro rata share will be determined based on the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to an adjustment pursuant to this Section 3(h)(i) as a proportion of [_______] Class A Shares (such amount being the aggregate number of Class A Shares issuable upon exercise of all of the New Tranche 2 Warrants at the time of issuance); and

2. the Exercise Price of this Warrant will be adjusted to equal $[_____] per share.

Section 4. Transfer of Warrant.

a. Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of the Warrant Agency Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b. New Warrants. If this Warrant is not held in global form through DTC (or any successor depository), this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original Issue Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

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c. Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

a. No Rights as Shareholder Until Issuance; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the issuance of shares upon exercise hereof as set forth in Section 2(d)(i) hereof; provided, that a Holder who has validly exercised this Warrant (in whole or in part) shall be entitled to receive its proportionate share of any distribution to shareholders (as if the shares issuable upon exercise had been issued at the record date therefor) if the record date for such distribution is during the period from the date of exercise of the Warrant and issuance of such shares, and provided that such exercise has not been rescinded pursuant to Section 3(d)(iii) hereof.

b. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

c. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d. Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Class A Shares a sufficient number of Class A Shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant, inclusive of the adjustment contemplated by Section 3(h) hereof. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Class A Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

e. Jurisdiction. The validity, interpretation, and performance of this Warrant shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company and, by acceptance hereof, the Holder hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The Company and, by acceptance hereof, the Holder, hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum. Any such process or summons to be served upon the Company or the Holder may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 5(h) hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company or the Holder, as applicable, in any action, proceeding or claim.

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f. Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws, and that the Company will have no obligation to issue any such Warrant Shares except in circumstances in which the issuance of such Warrant Shares are so registered or exempt from registration.

g. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies of the other. Without limiting any other provision of this Warrant or the Warrant Agency Agreement, if either the Company or the Holder willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the other, such defaulting party shall pay to the non-defaulting party such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by such non-defaulting party in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h. Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 41 Chalton Street London NW1 1JD, United Kingdom, Attention: Head of Legal, email address: legal@cazoo.co.uk, or such other email address or address as the Company may specify for such purposes by notice to the Holders. The Company shall provide the Holder with prompt notice of all actions taken pursuant to this Warrant. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, and the Company is obligated to file reports with the SEC, the Company shall simultaneously file such notice with the SEC pursuant to a report on Form 6-K.

i. Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Class A Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j. Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

k. Amendment. This Warrant may be modified or amended or the provisions hereof waived in accordance with Section 8(l) of the Warrant Agency Agreement.

l. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

m. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

n. Warrant Agency Agreement. If this Warrant is held in global form through DTC (or any successor depository), this Warrant is issued subject to the Warrant Agency Agreement. To the extent any provision of this Warrant conflicts with the express provisions of the Warrant Agency Agreement, the provisions of this Warrant will govern and be controlling; provided, however, that the express terms of the Warrant Agency Agreement will control and supersede any provision in this Warrant concerning the rights, duties, obligations, protections, immunities and liability of the Warrant Agent.

(signature page follows)

9

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

CAZOO GROUP LTD

By:
Name:
Title:

[Signature page to Cazoo Group Ltd Definitive Warrant]

ANNEX I

Notice of Exercise

To:	CAZOO GROUP LTD

41 Chalton Street

London NW1 1JD

United Kingdom

Attn: Head of Legal

legal@cazoo.co.uk

(1)	The undersigned hereby elects to purchase [ ] Class A Ordinary Shares of the Company pursuant to the terms of the attached Warrant (only required if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any. Capitalized terms used herein and not otherwise defined shall have the respective meaning set forth in the Warrant.

(2)	Payment shall take the form of (check applicable box):

☐	in lawful money of the United States; or

☐

the cancellation of such number of Class A Ordinary Shares issuable upon exercise of the Warrant as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Class A Ordinary Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)	Please issue said Class A Ordinary Shares in the name of the undersigned or in such other name as is specified below:

_________________________________________________________________

The Class A Ordinary Shares shall be transmitted to the following DWAC Account Number:

__________________________________________________________________

__________________________________________________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ______________________________________________________________

Signature of Authorized Signatory of Investing Entity: ________________________________________

Name of Authorized Signatory: __________________________________________________________

Title of Authorized Signatory: ___________________________________________________________

Date: _______________________________________________________________________________

ANNEX II

Assignment Form

To assign the foregoing Warrant, execute this form and supply the required information. Do not use this form to purchase shares.

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:	(Please Print)

Address:

Phone Number:

Email Address:

Dated:	_______________ ___, ______

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).